Exhibit 99.1

Contacts:

Media: 703.469.1004 or media@fbr.com

Investors: Kurt Harrington at 703.469.1080 or ir@fbr.com

FBR Group, Inc. Resolves Status of Agency Mortgage Security

ARLINGTON, VA, October 9, 2008 – Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) (FBR Group) issued the following statement this morning:

Friedman, Billings, Ramsey Group, Inc. (FBR Group) (NYSE: FBR) has resolved the status of the agency mortgage security under a repurchase agreement with Lehman Brothers, Inc. which was referenced in FBR Group’s press release on Friday, October 3, 2008. FBR Group believes that the costs it will incur in association with the resolution of the matter will be no more than approximately $4 million.

Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) invests in mortgage-related assets, merchant banking opportunities and is the majority owner of FBR Capital Market Corporation, a separate publicly traded company. FBR Group is headquartered in the Washington, D.C. metropolitan area. For more information, please visit http://www.fbr.com.